EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 1st day of March 2009 to be effective as of the 1st day of March, 2009 (the "Effective Date"), by and between Bedrock Energy, Inc., a Colorado corporation (the "Company") and W. Edward Nichols (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to secure the services of the Executive subject to the contractual terms and conditions set forth herein; and

                  WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment with the Company, all upon the terms and conditions set forth herein.

2. Term of Employment. Subject to the terms and conditions of this Agreement, the Executive shall be employed for a term commencing on the Effective Date and ending on December 31, 2009 (the "Term") unless sooner terminated as provided for herein. The Term shall renew automatically for additional one (1) year term, unless either party gives written notice no less than ninety (90) days prior to the expiration of the Term that it does not intend to extend the Term.

3.       Duties and Responsibilities

     A. Capacity. During the Term, the Executive shall serve in the capacity of President/ CEO/ Secretary.

     B. Part-time duties. During the Term, and excluding any periods of disability, vacation or sick leave to which the Executive is entitled, the Executive shall devote such time as necessary to perform the duties of the offices assumed.

     C. Standard of Performance. The Executive will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his duties and responsibilities.



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4.       Compensation.

     A. Salary. For services to be preformed for the first Term under this Agreement the Executive shall receive the sum of $12,500 which shall be pre-paid by the issuance of 250,000 shares of restricted stock upon execution of this Agreement.

     B. The Executive shall be entitled to prompt reimbursement from the Company for reasonable out-of-pocket expenses including cell phone incurred by him in the course of the performance of his duties hereunder, upon submission of appropriate documentation in accordance with the practices, policies and procedures applicable to other executives of the Company.

     C. Compensation for subsequent terms shall be negotiated between the parties.

5.       Termination of Employment.

                  Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate under any of the following conditions:

     A. Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

     B. Total Disability. The Company shall have the right to terminate this Agreement if the Executive becomes Totally Disabled. For purposes of this Agreement, "Totally Disabled" means that the Executive is not working and is currently unable to perform the substantial and material duties of his position hereunder as a result of sickness, accident or bodily injury for a period of three months. Prior to a determination that Executive is Totally Disabled, but after Executive has exhausted all sick leave and vacation benefits provided by the Company, Executive shall continue to receive his Base Salary, offset by any disability benefits he may be eligible to receive.



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     C.   Termination by Company for Cause. The Executive's employment hereunder may be terminated for Cause upon written notice by the Company. For purposes of this Agreement, "Cause" shall mean:

          (1) conviction of the Executive by a court of competent jurisdiction of any felony or a crime involving moral turpitude;

          (2) the Executive's willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board;

          (3) the Executive's material breach or default in the performance of his obligations under this Agreement;
                                    or

          (4)  the   Executive's   act   of   misappropriation,    embezzlement,
               intentional fraud or similar conduct involving the Company.

Executive may not be terminated for Cause pursuant to subsections (2) and (3) above unless Executive is given written notice of the circumstances constituting "Cause" and a reasonable period to cure such circumstances, which period shall be no less than thirty (30) days.

D. Termination in the event of a change of control. The Executive's employment hereunder may be terminated by the Company in the event of a Change of Control. " Change of Control" means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, in which the stockholders of the Company immediately after such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction less than 50 percent or more of the voting power of the outstanding securities (i) in the continuing or surviving entity and (ii) any direct or indirect parent entity of such continuing or surviving entity (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other dispositions.



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6.       Confidentiality, Return of Property, and Covenant Not to Compete.


          A.   Confidential Information.

               (1) Company Information. The Company agrees that it will provide the Executive with Confidential Information, as defined below that will enable the Executive to optimize the performance of the Executive's duties to the Company. In exchange, the Executive agrees to use such Confidential Information solely for the Company's benefit. The Company and the Executive agree and acknowledge that its provision of such Confidential Information is not contingent on the Executive's continued employment with the Company. Notwithstanding the preceding sentence, upon the termination of the Executive's employment for any reason, the Company shall have no obligation to provide the Executive with its Confidential Information. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Company on whom the Executive called or with whom the Executive became acquainted during the term of the Executive's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing finances or other business information disclosed to the Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions.

                           The Executive agrees at all times during the Term and
                  thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person or entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

     B. Returning Company Documents. At the time of leaving the employ of the Company, the Executive will deliver to the Company (and will not keep in the Executive's possession) specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to the Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.



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7. Arbitration.  Any dispute or controversy  arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 7) shall be settled exclusively by final and binding arbitration in Denver, Colorado, in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

8. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following addresses (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section):



                  If to the Company

                  Bedrock Energy, Inc.

                  8950 Scenic Pine Drive

                  Parker, Colorado 80134







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                  If to the Executive:

                  W. Edward Nichols

                  8950 Scenic Pine Dr.

                  Parker, Colorado 80134

..

9. Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

10. Entire Agreement. This Agreement and all Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto.

11. Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

12. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). The Executive may not assign this Agreement without the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive. For purposes of this Agreement, "affiliate" means any entity in which the Company owns shares or other measure of ownership representing at least 40% of the voting power or equivalent measure of control of such entity.



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13.  Governing  Law.  This  Agreement  shall be  governed  by and  construed  in accordance with the laws of the State of Colorado (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

14. Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [END OF PAGE]



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     IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.

                                                     Bedrock Energy, Inc.


                                                     By:
                                                     Title:  Director

                                                     EXECUTIVE
                                                     W. Edward Nichols